UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No. )
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DARWIN PROFESSIONAL UNDERWRITERS, INC.

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Explanatory Note
     This filing relates to the proposed acquisition of Darwin Professional Underwriters, Inc. (the “Company”) by Allied World Assurance Company Holdings, Ltd (“Parent”) pursuant to the terms of an Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 27, 2008, by and among the Company, Parent and Allied World Merger Company (the “Merger”).
The following materials were disseminated on June 30, 2008 by the Company:
     1)   Employee Q & A regarding the transaction and
     2)   Letter to Brokers from Stephen J. Sills.
Darwin Employee Q&A
What has happened?
This morning, Allied World has announced their intent to acquire Darwin. Allied World is an AM Best, A (excellent) rated, highly capitalized global insurance and reinsurance provider with offices in Bermuda, the U.S. and Europe. Darwin will bolster Allied World’s U.S. presence and Darwin will to continue to do what we do best as a center of excellence for Allied World’s U.S. specialty business. Stephen has decided to retire when the acquisition takes effect. Jack will become the Chief Operating Officer. The rest of the management team will remain in place in similar and in some cases expanded roles.
Why is Stephen retiring?
In the end it really comes down to not needing two CEOs in the organization going forward. Stephen is very comfortable with his decision as he is leaving the company in good hands, and the people that built it with him are staying on to continue to lead and run it.
When is Stephen retiring?
Stephen will retire at the close of the transaction.
Who is Allied World Assurance Company?
Allied World Assurance Company Holdings, Ltd, through its subsidiaries, is a global provider of insurance and reinsurance solutions, with offices in Bermuda, the United States and Europe. Allied World’s insurance and reinsurance subsidiaries are rated A (Excellent) by A.M. Best Company. They are mainly an excess writer in our lines of business, but have insurance and reinsurance operations for property and casualty business as well. We will post some of their recent presentation materials on the intranet. For further information on Allied World, please visit the website at http://www.awac.com.
Who is Allied World management?
Scott Carmilani is the CEO of Allied World, Joan Dillard is the CFO, Gordon Knight is the President of U.S. Operations. In addition, from the Allied World Companies John McElroy, President of the U.S. Brokerage Operation and David Bell a Senior Vice President from the Bermuda operations will lead the transition team.
Am I losing my job?
No one is going to lose their job because of this transaction. Allied World sees a great franchise in Darwin and is looking to capitalize on it. They have specifically said they are not looking for any “cost efficiencies” or any “head cuts”. It is business as usual. Allied World’s current US business operation is in its early stages and has been focused more on excess business. They like our focus on small accounts and our i-bind business model, our health care franchise, our various E&O niche businesses and our programs. They see very little overlap in our two businesses and are looking for us to be the vehicle for continued growth and expansion in the US. In addition, the support functions that are in place now will remain in place as part of Darwin.

Darwin Employee Q&A
Are we keeping the Farmington office?
Yes. This office will become a “Center of Excellence” for the Professional Liability Business within Allied World U.S. Our people will play a leadership role in the U.S. professional liability franchise. We will continue to operate with the same entrepreneurial spirit and personal sense of ownership.
Will Darwin keep its New York office?
Probably not. We will likely be moving into Allied World’s space in NYC. That space is at 199 Water Street in Lower Manhattan. We will also likely have space in Chicago and potentially in other locations as well.
Do the remote working and telecommuter arrangements stay the same?
Yes. As we integrate, there may be opportunities for people to have space as we look at where Allied World locations are.
Do I have a new boss?
The major task of the transition team (which will be lead by Jack Sennott, John McElroy and David Bell of Allied World) is to determine how we best bring the organizations together. What we can tell you now is that the leadership at Darwin post-transaction will be the same as the leadership team at Darwin now and people will continue to work directly for our leadership team. Jack will be assuming overall responsibility as COO, and Mark, David, Bob, Paul, Cindy, Nicole, Sue, and Heather will continue to have their leadership positions at Darwin with many also taking leadership roles at Allied World.
Who is running Darwin?
The major change will be that Stephen is going to retire after the closing. The rest of the senior management team has made a commitment to stay and signed a contract in that regard. Jack will be the Chief Operating Officer for Darwin running the Darwin/Farmington operation and the rest of the senior management team will report to Jack. There will be a matrix reporting structure with solid lines into Farmington and dotted lines into Allied World operations where appropriate. Many of the Darwin senior management team will also be taking on significant responsibility beyond their current Darwin roles. For example, David Newman will be the Chief Underwriting Officer for the entire US Operations. Cindy Oard will be in charge of the overall health care practice for all the US. Nicole Haggerty will have a similar role for the E&O lines of business. Paul Martin will become Chief Actuary for the US and Mark Rosen will have a significant role with Allied World in addition to his current responsibilities.
When will the transaction close? Why does it take so long? What does it entail?
The transaction is targeted to close before the end of the 4th quarter 2008. We will need regulatory approval from various state and federal agencies, shareholder approval, and we have other legal issues to work through.

Darwin Employee Q&A
Why did we decide to enter into this transaction?
As you may recall, Alleghany had been interested in reducing its holdings in Darwin. We had previously filed what is called a shelf-registration (S-3) to allow Alleghany to sell its shares. Subsequently, there were discussions concerning other strategic alternatives. A careful process was conducted involving investment bankers and lawyers to make sure that any transaction was arrived at in a way that was fair and compliant with all obligations. We think this transaction with Allied World meets those objectives, and is a great strategic fit for both companies. What became quickly apparent to us with this transaction is how much stronger each franchise will be together rather than separately. Our healthcare franchise, our niche business focus, our small business strategy, our product innovation and our employees were all compelling value propositions for Allied World. They have built a great global platform for excess casualty business; they also have a diversified book of business, an A rating, a very strong balance sheet and great distribution partnerships that will be of great value to us as we continue to grow Darwin.
Why has Alleghany agreed to vote only 40% of their Darwin shares in favor of the transaction, and not the full 55%?
It is really a legal and corporate governance issue. As the majority shareholder, Alleghany did not to want to contractually dictate the outcome of the transaction. By only agreeing to vote 40% of their shares they effectively put the completion of the deal in the hands of the remaining minority shareholders.
What are the major impacts of the deal to Darwin?
With any event like this there will be change and that creates uncertainty. For example, we will no longer be a stand-alone publicly-held company. Our Board of Directors will dissolve at the closing of the transaction. Our job will be to communicate to you regularly as we continue to solidify the transition. Your job will be to ask us the questions that are on your mind and help us work to find the right solutions for the business. We will be guided by one basic rule. “What decision is in the best interest of furthering the business?” Consistent with that, we will continue to bring new people into the fold and we will need to learn how to work within the Allied World family of companies and people. Again, our job is to be “heavily” communicative over the next few months and make sure that we are timely addressing any questions or concerns as they arise.
Why/how is this different than the Chubb ER merger?
The big difference is that the cultures of both organizations appear to be very similar and there is much less direct overlap in business. Allied World is just beginning to build a US presence where Chubb had an established branch network. In many ways, the acquisition of Darwin creates a substantial portion of Allied World’s US market presence. Generally, we are more of a primary writer and Allied World is more of an excess writer. However, we both look at similar industries and can complement each other professionally. As with all our endeavors, we will continue to look for “loose bricks” and take advantage of the many opportunities that this new association will present.

Darwin Employee Q&A
Did we buy them or did they buy us?
They made an offer to buy us which we accepted officially when both boards of directors voted to approve the transaction moving forward last Friday.
What role will our management team have in the organization going forward? Are there any Allied World Employees that are now part of the Darwin organization?
At the close of the transaction, Jack will report to Gordon Knight the President of Allied World’s US Operations. He will also be part of Allied World’s overall Executive Committee. The transition team will be headed by Jack, John McElroy, who leads the US Brokerage Operations and David Bell who has a leadership role in Allied World’s Bermuda operations. Cindy will lead the health care practice for all of Allied World US and will incorporate their people into her organization. Sue will lead Product Management for all US health care products, and will take on an expanded role in risk management for Allied World’s products. Nicole will lead the E&O Operations for all of Allied World US and will incorporate their people into her organization. David will be the CUO for all of Allied World U.S. Paul will be the Chief Actuary for Allied World U.S. Bob will remain as Darwin’s CIO. Initially, Mark will be doing the same thing he does now for Darwin, but over time, will be playing an expanded role in the Allied World operations. We will obviously integrate into the Allied World management team, with the purpose of building on our existing Darwin franchise.
How often will Allied World people be here?
A lot. John McElroy and David Bell from Allied World have the responsibility of leading the overall transition team along with Jack which will mean they will be here frequently.
Are we a stand alone entity, how do we function?
We are an independently run subsidiary. However, Allied World has many smart people who know and write the lines of business that we write that we need to bring together with the Darwin team. Additionally, as previously mentioned, many of our team have skills that will be utilized by Allied World to help in roles that extend beyond their Darwin roles. This will inevitably make us interdependent with the rest of the Allied World organization.
Are we still Darwin? Are we using the name going forward?
We are continuing to use the Darwin franchise and brand that we have created. The acquisition by Allied World will allow us to enhance the brand with a much bigger balance sheet and stronger ratings. We will double the size of the professional liability book as we bring the two organizations together.
What happens to our “Darwin” stuff — dodge ball, pig roast, employee lunches, dress down, etc.?
The culture of the organization is what makes this a great place to work. The fun things we do are a big part of that and will remain in place.

Darwin Employee Q&A
When are we going to meet the Allied World people?
Some of the key management from Allied World are here to meet all of you today. There will be frequent visits.
Do we have counterparts and do we get to meet them and when?
We will absolutely be setting up transition groups with members from both companies for each business function.
Will there be a transition team and when will that be announced?
Yes. We will announce the transition team and the specifics of what is being looked at as we integrate the two companies. We will have participants from every discipline.
Do they have other people that do what I do?
They are a fully functioning company with people running the various aspects of their business so we will need to integrate the disciplines. But keep in mind that we are looking for us to be a big part of their US franchise and to “continue doing what we are doing”. They have specifically told us they are not looking for cost savings with our people in ANY function.
Are there opportunities to move within Allied World?
Yes, there will likely be once the transaction has closed.
Will my benefits change?
Over time yes, and you will be pleased with what you see. Allied World has committed to keep our benefits unchanged through the 2008 year. Beginning in 2009 we will move on to the new benefits. Their 401k match is higher than ours, their health plan costs are lower than ours, and they have a stock purchase plan that we don’t have. There are other benefits as well that you will see. We have some current benefit information on their benefit plans that we will circulate to everyone with appropriate comparisons. For additional HR questions, please contact Carla Moylan.
What happens to my stock and options?
All stock and options fully vest at the close of the transaction and will be converted to cash based on the purchase price of $32/share. The close is anticipated to be sometime in the 4th quarter 2008. Please contact Carla Moylan for more details.
What happens to my vacation time?
Vacation time stays the same through 2008, and we will pick up with their policy in 2009. We will get you details shortly.
Are we keeping our open positions and hiring for them?
We are going to continue to fill positions to help grow the business. It obviously makes sense to consider what impact, if any, the new organization will have on the roles. But we are not looking to stop any hiring that is needed to help the business.

Darwin Employee Q&A
How do we talk about this with potential new hires?
We tell them that we are in the midst of an integration with another company, we have identified these positions as still critical. The intention is to keep Darwin functioning and growing with the focus on Primary Specialty liability.
What is the communication plan to brokers and customers?
We have talking points based on this Q&A developed for each of you with customer relationships to take back with you. Both organizations are sending out communications to brokers this morning. In our case, Digital DNA is going out this morning following the press release. Broker calls will be made by both organizations to key producers and customers over the course of the day. Underwriting and Business Development leads will be meeting next to review the communication approach and strategy.
What do we tell people when they call?
If you get press or investor inquiries please forward them to Jack. For your brokers, customers and other constituents, we will provide you with some talking points that you can work with as well.
What will our brokers think?
This should be viewed as a positive for the brokers given the impact of what both organizations bring to the table as strengths that compliment each other and make for a stronger combined organization.
Does this affect our distribution process?
Darwin’s distribution process is unchanged. Differences in distribution strategies and overlaps will be worked through as part of the integration.
Do we now have different approval processes (conferences, travel, broker approvals, product development, individual deal limits etc.)?
It is business as usual. Some of these topics will need to be discussed and addressed as part of the integration.
What happens to the rating?
After the close, we hope to have our rating bumped up to A by AM Best and to become part of the Allied World Group.
Are we still writing on Darwin paper and for how long?
Yes. We hope that we will continue to use Darwin paper for the long-term. We hope it will be A rated by AM Best at the closing.
Are we still writing on Capitol paper and/or Cata paper?
We anticipate that we will continue to have access to Capitol paper up to the close. We will likely lose our access to Capitol paper at the close. We anticipate being upgraded to A by AM Best at the close. If we are not, we will have access to the Allied World US companies, which are rated A.

Darwin Employee Q&A
What happens if we have Darwin primary and Allied World excess on the same accounts?
There will be no change at least through the close of the transaction. We are still separate businesses and both companies have separate reinsurance limits and treaties. After the transaction we will need to ensure that our combined limits on an individual risk still make sense, but our preliminary look at this doesn’t show much of an issue.
Additional Information
     This filing is being made in respect of the proposed Merger involving Parent and the Company. In connection with the Merger, the Company will file a proxy statement with the SEC. Investors are urged to read the proxy statement when it becomes available because it will contain important information. The Company’s stockholders and other interested parties will be able to obtain the proxy statement, as well as other filings containing information about the Company (when they become available), free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the proxy statement and other filings made by the Company with the SEC can also be obtained, free of charge, by visiting the Company’s website at http://www.darwinpro.com.
Participants in the Solicitation
     The directors and executive officers of the Company may be deemed to be participants in the solicitation of proxies in respect of the proposed Merger. Information regarding the Company’s directors and executive officers is available in the Company’s proxy statement for its 2008 Annual Meeting filed with the SEC on April 7, 2008. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC regarding the Merger when they become available. Investors should read the proxy statement carefully when it becomes available before making any voting or investment decisions.

Dear Colleagues,
I am excited to announce a big step forward in Darwin’s evolution. As regular readers of Digital DNA already know, Darwin is constantly looking for ways that will allow us to expand our footprint while also keeping a focus on providing industry leading products and services that are both competitive and compelling. Now, we’ve found a partner whose business approach and strategy complements ours and will enable the combined organization to achieve even greater success. Allied World Assurance Company is that partner.
As of this morning, Darwin and Allied World jointly announced an agreement under which Darwin will be acquired in a transaction valued at over $550 million. Allied World is an A.M. Best A (excellent) rated global insurance and reinsurance provider with offices in Bermuda, the U.S. and Europe. Darwin bolsters Allied World’s U.S. presence while the complementary business models will allow Darwin to continue to do what we do best as a center of excellence for Allied World’s U.S. specialty business.
After a lot of thought, I’ve made the difficult decision to retire with the close of this transaction. However, I am personally gratified that the franchise we’ve built through the hard work and dedication of our employees and the continued support of our producer partners and insureds will benefit from our being part of a strong global company with over $3 billion in capital. Darwin remains committed to maintaining the standards of excellence for which we are known as part of this new organization.
While we will be working diligently to complete the announced transaction, we are confident that there will be little disruption to our day to day business activities.
For more information, check out today’s joint press release and Allied World’s website. We will continue to keep you informed over the course of this transition.
Thank you again for your support. Continuing to provide you with innovative products and services remains our number one priority.
Sincerely,
Stephen J. Sills
Additional Information
     This filing is being made in respect of the proposed Merger involving Parent and the Company. In connection with the Merger, the Company will file a proxy statement with the SEC. Investors are urged to read the proxy statement when it becomes available because it will contain important information. The Company’s stockholders and other interested parties will be able to obtain the proxy statement, as well as other filings containing information about the Company (when they become available), free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the proxy statement and other filings made by the Company with the SEC can also be obtained, free of charge, by visiting the Company’s website at http://www.darwinpro.com.
Participants in the Solicitation
     The directors and executive officers of the Company may be deemed to be participants in the solicitation of proxies in respect of the proposed Merger. Information regarding the Company’s directors and executive officers is available in the Company’s proxy statement for its 2008 Annual Meeting filed with the SEC on April 7, 2008. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC regarding the Merger when they become available. Investors should read the proxy statement carefully when it becomes available before making any voting or investment decisions.